As filed with the Securities and Exchange Commission on December 8, 2000
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          LEUCADIA NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)
            NEW YORK                                   13-2615557
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                           --------------------------

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           --------------------------

              LEUCADIA NATIONAL CORPORATION 1999 STOCK OPTION PLAN
                         AS AMENDED THROUGH MAY 16, 2000
                              (Full Title of Plan)

                           --------------------------

                                JOSEPH A. ORLANDO
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          LEUCADIA NATIONAL CORPORATION
                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900

                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                           --------------------------

                                    Copy to:

                             STEPHEN E. JACOBS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                           --------------------------

NY2:\979290\04

                                               CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class of Securities to be         Amount to be        Proposed Maximum       Proposed Maximum         Amount of
Registered                                       Registered        Offering Price Per     Aggregate Offering    Registration Fee
                                                                          Share                 Price
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $1.00 per share    1,200,000 shares (1)      $27.90625(2)           $33,487,500           $8,840.70
===================================================================================================================================

(1) This registration statement also covers an indeterminate number of common shares that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the common shares as reported on the New York Stock Exchange Composite Tape on December 1, 2000.


===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  Leucadia will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act of 1933. Leucadia is not required to file these documents with the Commission either as part of this registration statement or as reoffer prospectuses or reoffer prospectus supplements under Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                  Under the cover of this Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act and pursuant to General Instruction C to Form S-8. The reoffer prospectus may be used for reoffers and resales of Leucadia's common shares which have been issued, or are issuable upon the exercise of options granted under the 1999 Stock Option Plan, which may constitute "control securities" and/or "restricted securities."

                               REOFFER PROSPECTUS
                               ------------------

                          LEUCADIA NATIONAL CORPORATION

                         125,250 COMMON SHARES UNDER THE
              LEUCADIA NATIONAL CORPORATION 1999 STOCK OPTION PLAN
                         AS AMENDED THROUGH MAY 16, 2000

                  This prospectus relates to 125,250 of our common shares that may be sold from time to time by the selling shareholders named in this prospectus. These common shares will be acquired pursuant to the exercise of options that have been granted by us pursuant to the Leucadia National Corporation 1999 Stock Option, as amended through May 16, 2000.

                  The selling shareholders may sell the shares from time to time on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

                  The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distributions of the shares may be considered "underwriters" within the meaning of the Securities Act, and, in that event, any commissions received by them and any profit on the resale of the shares may be considered underwriting commissions or discounts under the Securities Act.

                  Our common shares are traded on the New York Stock Exchange under the symbol "LUK." On December 7, 2000, the closing price of our common shares on the Exchange was $30.625 per share.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        Prospectus dated December 8, 2000

         YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. OUR COMMON SHARES ARE NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FROM OF THOSE DOCUMENTS.



                                  ------------

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
WHERE YOU CAN FIND MORE INFORMATION....................................  2

LEUCADIA ..............................................................  4

USE OF PROCEEDS........................................................  4

SELLING SHAREHOLDERS...................................................  4

PLAN OF DISTRIBUTION...................................................  5

LEGAL MATTERS..........................................................  6

EXPERTS  ..............................................................  6


                       WHERE YOU CAN FIND MORE INFORMATION

                  Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also do so at the following regional offices of the
Commission:

         o        Seven World Trade Center, 13th Floor, New York, New York 10048

         o Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

                  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005, and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, CA 94106.

                  We have filed with the SEC a registration statement on Form S-8 under the Securities Act. This prospectus, which is a part of the registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to Leucadia and its common shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

                  The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

                  The following documents filed by us with the SEC pursuant to
Section 13 of the Exchange Act of 1934 (File No. 1-5721 ) and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference.


                  1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                  2. Our Current Reports on Form 8-K dated May 26, 2000, July 19, 2000 and November 13, 2000.

                  3. Our Quarterly Reports on Form 10-Q dated May 11, 2000, August 11, 2000 and November 14, 2000.

                  4. The description of our common shares, which is contained in our registration statement no. 33-57054, including any amendment or report filed for the purpose of updating the description.

         We will provide without charge to each person to whom a copy of this prospectus is delivered a copy of any and all documents incorporated by reference into this prospectus except the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests for copies can be made by writing or telephoning us at Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010; telephone number (212) 460-1900.

                                    LEUCADIA

                  Leucadia is a diversified financial services holding company principally engaged in commercial and personal lines of property and casualty insurance, banking and lending, manufacturing and real estate activities. Leucadia concentrates on return on investment and cash flow to build long-term shareholder value, rather than emphasizing volume or market share. Additionally, Leucadia continuously evaluates the retention and disposition of its existing operations and investigates possible acquisitions of new businesses in order to maximize shareholder value.

                  Leucadia is a New York corporation. The principal executive offices of Leucadia are located at Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010, and the telephone number is (212) 460-1900.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

                              SELLING SHAREHOLDERS

                  This Prospectus relates to our common shares which may be acquired by the selling shareholders named below under the Leucadia National Corporation 1999 Stock Option Plan, as amended through May 16, 2000. The following table sets forth: (1) the name and relationship to Leucadia of each selling shareholder; (2) the number of our common shares each selling shareholder beneficially owned as of December 7, 2000; and (3) the number of our common shares that each selling shareholder who holds options to acquire our common shares under the Stock Option Plan may currently acquire upon the exercise of those options.

                  As of December 7, 2000, there were 55,296,728 of our common shares outstanding.

                                Shares Beneficially
  Selling Shareholders and          Owned as of          Shares Covered by This       Shares Beneficially Owned
   Positions with Leucadia                   , 2000           Prospectus(a)            After this Offering (b)
  -------------------------     -------------------     ------------------------     --------------------------
Paul M. Dougan
Director                                 100(c)                     5,250                         100(*)

Lawrence D. Glaubinger
Director                              78,000                        4,000                      78,000(*)

James E. Jordan
Director                              30,000                        8,000                      30,000(*)

Jesse Clyde Nichols, III
Director                              58,939                        8,000                      58,939(*)


                                       4

Joseph A. Orlando
Vice President and Chief
Financial Officer                      2,356                       25,000                       2,356(*)

Barbara L. Lowenthal
Vice President and
Comptroller                                0                       15,000                           0

Thomas E. Mara
Executive Vice President and
Treasurer                                  0                       25,000                           0

Mark Hornstein
Vice President                        62,700                       15,000                      62,700(*)

H.E. Scruggs
Vice President                           200                       20,000                         200(*)

-------------------------
* Indicates common shares held are less than 1% of outstanding.

(a) Includes the number of common shares that each selling shareholder may acquire pursuant to the plan pursuant to the exercise of options granted to the selling shareholder under the plan, whether or not they are currently exercisable, some or all of which may be sold from time to time pursuant to this prospectus.

(b)      Assumes that all common shares offered hereby are sold.

(c) Consists of shares held by Mr. Dougan's wife as to which Mr. Dougan disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

                  Shares covered by this prospectus will be sold by the selling shareholders as principals for their own account. We will not receive any proceeds from sales of any shares by selling shareholders.

                  The selling shareholders may sell shares under this prospectus from time to time in transactions, including one or more block transactions, on the New York Stock Exchange, in the public market off the Exchange, in privately negotiated transactions, or in combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and those brokers or dealers may receive compensation in the form of commissions or discounts not exceeding commissions or discounts customary in similar transactions. Any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other expenses incurred by a selling shareholder will be paid by that selling shareholder.

                  The selling shareholder and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling shareholder may be considered "underwriters" under the Securities Act. Then, any profit on the sale of shares by a selling shareholder and any commissions or discounts received by any such broker or dealer may be considered underwriting compensation under the Securities Act. In addition, any broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through broker or dealer.

                  In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                  LEGAL MATTERS

                  The validity of the common shares being offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                     EXPERTS

                  The consolidated financial statements and the related financial schedules incorporated in this prospectus by reference from our 1999 Annual Report on Form 10-K have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their reports, which are incorporated here by reference, and have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP given upon their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Leucadia with the SEC pursuant to Section 13 of the Exchange Act of 1934 (File No. 1-5721 ) and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1999; (ii) the Current Reports on Form 8-K dated May 26, 2000, July 19, 2000 and November 13, 2000; (iii) the Quarterly Reports on Form 10-Q dated May 11, 2000, August 11, 2000 and November 14, 2000; and (iv) the description of Leucadia's common shares, which is contained in Leucadia's registration statement no. 33-57054, including any amendment or report filed for the purpose of updating the description. All documents filed by Leucadia pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sections 722 through 725 of the New York Business Corporation Law (the "Business Corporation Law") provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

                  Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.
Article V of Leucadia's By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of Leucadia.

                  Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. Leucadia maintains an insurance policy providing both directors and officers liability coverage and corporation reimbursement coverage.

                  Article Sixth of Leucadia's Restated Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Leucadia pursuant to the foregoing provisions, or otherwise, Leucadia has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
-------
Number            Description
------            -----------

4.1 Restated Certificate of Incorporation (filed as Exhibit 5.1 to Leucadia's Current Report on Form 8-K dated July 14, 1993).*

4.2 Amended and Restated By-laws as amended through February 23, 1999 (filed as Exhibit 3.2 to Leucadia's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).*

4.3      1999 Stock Option Plan , as amended through May 16, 2000.**

5.1      Opinion of Weil, Gotshal & Manges LLP.**

23.1     Consent of PricewaterhouseCoopers LLP.**

23.2     Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
         Exhibit 5.1 to this registration statement).**

24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------------------------

 *  Incorporated by reference.
**  Filed herewith.

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      to include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act;

                                    (ii)     to reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the registration
                                             statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the registration statement; and

                                    (iii)    to include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the registration
                                             statement or any material change to
                                             such information in the
                                             registration statement;

                           provided, however, that the undertakings in paragraph
                           (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Leucadia pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of December, 2000.

                                 LEUCADIA NATIONAL CORPORATION

                                 By:/s/Barbara L. Lowenthal
                                    -------------------------------------------
                                    Barbara L. Lowenthal
                                    Vice President and Comptroller
                                    (Chief Accounting Officer)

                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Leucadia National Corporation, hereby severally constitute and appoint Joseph A. Orlando and Barbara L. Lowenthal, and each of them singly, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-8 filed by Leucadia National Corporation with the SEC, and generally to do all such things in our name and behalf in such capacities to enable Leucadia National Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                   Title                            Date
                ---------                                   -----                            ----

/s/ Ian M. Cumming                          Chairman of the Board                  December 8, 2000
------------------------------------        (Principal Executive Officer)
Ian M. Cumming


/s/ Joseph S. Steinberg                     President and Director                 December 8, 2000
------------------------------------        (Principal Executive Officer)
Joseph S. Steinberg


/s/ Joseph A. Orlando                       Vice President and Chief Financial     December 8, 2000
------------------------------------        Officer
Joseph A. Orlando                           (Principal Financial Officer)


/s/ Barbara L. Lowenthal                    Vice President and Comptroller         December 8, 2000
------------------------------------        (Principal Accounting Officer)
Barbara L. Lowenthal


/s/ Paul M. Dougan                          Director                               December 8, 2000
------------------------------------
Paul M. Dougan


/s/ Lawrence D. Glaubinger                  Director                               December 8, 2000
------------------------------------
Lawrence D. Glaubinger


/s/ James E. Jordan                         Director                               December 8, 2000
------------------------------------
James E. Jordan


/s/ Jesse Clyde Nichols, III                Director                               December 8, 2000
------------------------------------
Jesse Clyde Nichols, III


                                  Exhibit Index
                                  -------------

Exhibit
-------
Number            Description
------            -----------

4.1 Restated Certificate of Incorporation (filed as Exhibit 5.1 to Leucadia's Current Report on Form 8-K dated July 14, 1993).*

4.2 Amended and Restated By-laws as amended through February 23, 1999 (filed as Exhibit 3.2 to Leucadia's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).*

4.3      1999 Stock Option Plan, as amended through May 16, 2000.**

5.1      Opinion of Weil, Gotshal & Manges LLP.**

23.1     Consent of PricewaterhouseCoopers LLP.**

23.2     Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
         Exhibit 5.1 to this registration statement).**

24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------------------------

 *  Incorporated by reference.
**  Filed herewith.